EXHIBIT 10.16
                                                                   -------------

                        LOAN AND NOTE PURCHASE AGREEMENT

                  THIS LOAN AND NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of this 9th day of April, 1999, by and among EGLOBE FINANCING CORPORATION, a Delaware corporation (the "Company"), EXECUTIVE TELECARD, LTD., a Delaware corporation (the "Parent"), and EXTL INVESTORS, LLC, a limited liability company organized under the laws of Nevada (the "Investor").

                  WHEREAS, the Company desires to borrow, and the Investor desires to lend, $7,000,000 upon the terms and conditions hereinafter set forth;

                  WHEREAS, the Company desires to issue, and the Investor desires to purchase, 5% Secured Notes of the Company, upon the terms and conditions hereinafter set forth;

                  WHEREAS, as incentives for the Investor to make such loan and purchase, the Parent is willing to issue Warrants to purchase the Parent's Common Stock, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                        LOAN; PURCHASE AND SALE OF NOTES

         SECTION 1.1.      LOAN.

                  (a) Loan, Loan Note, Loan Warrants. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company shall borrow from the Investor, and Investor shall lend to the Company, on the First Closing Date (as defined below), the sum of $7,000,000 in aggregate principal amount, which loan ("Loan") shall be evidenced by a Promissory Note substantially in the form attached hereto as Exhibit A (the "Loan Note"). As an incentive for the Investor to make such Loan, since the Investor would not realize a sufficient return from the interest payable on the Loan Note to make the Investor willing to make the Loan, on the First Closing Date the Parent shall issue to the Investor, as additional consideration to the Investor, Warrants, the terms of which are set forth in Exhibit B hereto (the "Loan Warrants"), to purchase 1,500,000 shares of Common Stock, par value $.001 per share, of the Parent for $0.01 per share (the "Parent Common Stock").

                  (b) Repayment of Loan Principal at Maturity. The entire principal amount of the Loan shall be repaid to the Investor, together with any accrued but unpaid interest thereon, in cash on the earliest to occur of (i) the first anniversary of the First Closing Date, (ii) the date of closing of an offering by the Parent of debt or equity securities, in a single transaction or series of related transactions, from which the Parent receives net proceeds of $30 million or more, (iii) the Second Closing Date or (iv) the occurrence of an Event of Default while the Loan is outstanding (the "Loan Maturity Date").

                  (c) Loan Interest Rate. The Loan shall bear interest on the unpaid portion of the principal amount thereof, from the date of issuance until the unpaid portion of the principal shall have become due and payable (whether on the Loan Maturity Date, by acceleration or otherwise), at the Loan Interest Rate (as defined below). Interest shall be due and payable in cash in arrears on the first day of each month, commencing on the first day of the month following the date hereof (each, a "Loan Interest Payment Date"), until and including the Loan Maturity Date. To the extent not prohibited by applicable law, the Loan shall bear interest on overdue principal, on any overdue amounts arising out of a required or optional prepayment of principal and on any overdue installment of interest at the Loan Overdue Rate (as defined below), from after the date on which such amounts were due and payable, whether by acceleration or otherwise, until paid.

                  (d) Prepayment at the Election of the Company. The Loan may be prepaid without premium or penalty, at the option of the Company exercised by written notice to the Investor, at any time in whole or from time to time in part in integral multiples of $100,000. Any prepayment will be applied first to accrued interest and then to payment of principal. If the Loan is prepaid only in part, the Loan Note shall be surrendered at the Company's principal office and the payment shall be recorded directly on the Loan Note or by an amendment thereto, whereupon the Loan Note will be returned to the Investor promptly.

                  (e) Capital Contribution Agreement. At or prior to the First Closing, the Parent shall enter into a Subscription Agreement (the "Loan Capital Contribution Agreement") substantially in the form attached hereto as Exhibit C. During the period in which any portion of the Loan is outstanding, the Investor shall be a third party beneficiary of, and shall be entitled to enforce, the Loan Capital Contribution Agreement.

         SECTION 1.2.      SALE AND ISSUANCE OF NOTES; TERMS OF THE NOTES.

                  (a) Purchase and Sale of Notes. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, including the receipt of Stockholder Approval (as defined below), if the Company and the Parent so elect by written notice to the Investor within 15 days after receiving such Stockholder Approval (a "Second Closing Election"), the Company shall issue and sell to the Investor, and Investor shall purchase from the Company, on the Second Closing Date (as defined below), for the purchase price of $20,000,000, $20,000,000 aggregate principal amount of the Company's 5% Secured Notes, substantially in the form attached hereto as Exhibit D (the "Notes"). As an incentive for the Investor to make such purchase, since the Investor would not realize a sufficient return from the interest payable on the Notes to make the Investor willing to invest in the Notes, on the Second Closing Date the Parent shall issue to the Investor, as additional consideration to the Investor, Warrants, the terms of which are set forth in Exhibit E hereto (the "Note Warrants", and together with the Loan Warrants, the "Warrants"), to purchase 5,000,000 shares of Parent Common Stock for $1.00 per share.

                  (b) Repayment of Principal and Interest. Principal and interest shall be due and payable in 36 equal monthly installments (based upon a level payment debt service amortization over a five year period) according to a schedule attached to the Notes, in arrears on the first day of each month, commencing on the first day of the month following the date hereof, with the entire remaining unpaid principal amount (together with accrued interest thereon) to be due and payable in a single payment on the earlier to occur of
(i) the third anniversary of the Second Closing Date, or (ii) the date of closing of a Qualified Offering (the "Note Maturity Date").

                  (c) Interest Rate. The Notes shall bear interest on the unpaid portion of the principal amount thereof, from the date of issuance until the unpaid portion of the principal shall have become due and payable (whether on the Note Maturity Date, by acceleration or otherwise), at the Note Interest Rate (as defined below). To the extent not prohibited by applicable law, the Notes shall bear interest on overdue principal, on any overdue amounts arising out of a required or optional prepayment of principal and on any overdue installment of interest at the Note Overdue Rate (as defined below), from after the date on which such amounts were due and payable, whether by acceleration or otherwise, until paid.

                  (d) Prepayment at the Election of the Company. The Notes may be prepaid without premium or penalty, at the option of the Company exercised by written notice to each holder of Notes, at any time in whole or from time to time in part in integral multiples of $100,000. Any prepayment will be applied first to accrued interest and then to payment of principal. If the Notes are prepaid only in part, the Notes shall be surrendered at the Company's principal office and the payment shall be recorded directly on the Notes or by an amendment thereto, whereupon the Notes will be returned to the Investor promptly.

                  (e) Manner of Payment of Principal. Interest on the Notes shall be paid in cash. Principal of the Notes shall be paid in cash except as provided in this paragraph. In the event that (1) the Closing Price (as defined below) of the Parent Common Stock on Nasdaq is $8.00 or more for any 15 consecutive trading days during any period in which Notes are outstanding that is not more than five

Business Days preceding the date of a written election made in accordance with this sentence, (2) the Parent closes a public offering of equity securities of the Parent at a price of at least $5.00 per share and with gross proceeds to the Parent of at least $30 million, or (3) the Parent closes a Qualified Offering (as defined below) (at a price of at least $5.00 per share, in the case of an offering of equity securities), principal of the Notes equal to up to 50% of the original principal amount of the Notes may be paid in Parent Common Stock at the option of the Company if a written election to make such prepayment in Parent Common Stock is made by the Company (and delivered to the Investor) prior to the date that is five Business Days after the occurrence of the event specified in clauses (1), (2) or (3) of this sentence. For purposes of payment in Parent Common Stock, each share of Parent Common Stock shall be valued as follows: (A) if the Market Price of Parent Common Stock is less than $6.00 as of the date of payment, the value of each share of Parent Common Stock shall equal the Market Price of Parent Common Stock (if the Market Price of Parent Common Stock is less than $5.00 as of the date of payment, Parent Common Stock may not be used for such prepayment unless the issuance of the Parent Common Stock would not require any Stockholder Approval that has not been obtained); or (B) if the Market Price of Parent Common Stock is greater than or equal to $6.00 as of the date of payment, the value of each share of Parent Common Stock shall be $6.00.

                  (f) Security Agreement; Asset Transfer. The Notes shall be secured by and shall be entitled to the benefits of a Security Agreement (the "Security Agreement") substantially in the form attached hereto as Exhibit F to be entered into by the Company and the Investor at the Second Closing. At or prior to the Second Closing, the Parent shall convey or cause its subsidiaries to convey to the Company, on the terms and conditions set forth in the transfer documents reasonably acceptable to the Investor (the "Transfer Documents"), the assets described in Exhibit G-1. The Parent shall convey or cause its subsidiaries to convey to the Company, during the period in which the Notes are outstanding, all assets acquired after the date hereof which are described in Exhibit G-2. (If such assets cannot be conveyed without violating the terms of Material Contracts, the Parent or relevant subsidiary shall enter into a comparable security agreement granting a security interest, to the extent permitted by applicable Material Contracts.) In the event that any of the transferred assets are already encumbered by an Encumbrance that is not prohibited hereunder, it is intended that the Investor would receive a second priority security interest to the extent permitted by the documents evidencing the first security interest, and the Company and the Parent agree to use all reasonable efforts to obtain such consents as may be necessary from the holders of such first security interests to allow a second security interest to be placed on such assets for the benefit of the Investor.

                  (g) Guaranty; Parent Security Agreement. At or prior to the Second Closing, the Parent (and each of the subsidiaries of the Parent that have more than $250,000 of accounts receivable individually and such other subsidiaries of the

Parent that may need to be added so that the subsidiaries of the Parent not parties thereto hold no more than $500,000 of accounts receivable in the aggregate) shall enter into a Guaranty (the "Guaranty") substantially in the form attached hereto as Exhibit H and a Security Agreement (the "Parent Security Agreement") substantially in the form attached hereto as Exhibit I.

         SECTION 1.3.      CLOSING.

                  (a) The closing of the  transactions  contemplated  by Section
1.1 (the "First Closing") shall take place at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004 on a date (the "First Closing Date") that is as soon as practicable following satisfaction or waiver of any conditions to such closing. At the First Closing the Investor shall deliver to the Company the amount specified in Section 1.1 in lawful money of the United States of America in immediately available funds to the Company's account at a bank which has been designated by the Company. At the First Closing
(i) the Company shall issue and deliver to the Investor the Loan Note in the principal amount specified in Section 1.1; (ii) the Parent shall issue and deliver to the Investor the Loan Warrants to purchase the number of shares of Parent Common Stock specified in Section 1.1, registered in the name of the Investor; (iii) the Company and the Parent shall execute and deliver (with a copy to the Investor) the Loan Capital Contribution Agreement; (iv) the Parent shall execute and deliver to the Investor the Registration Rights Agreement; and
(v) the Company and the Parent shall provide to the Investor a legal opinion of its counsel in form and substance reasonably satisfactory to the Investor and the Investor's counsel.

                  (b) The closing of the  transactions  contemplated  by Section
1.2 (the "Second Closing") shall take place at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004 on a date (the
"Second Closing Date") that is within five Business Days, or as soon as practicable thereafter, following a Second Closing Election by the Company and Parent to the Investor (which includes written notice that any required Stockholder Approval for the Parent to complete the Second Closing has been obtained). At the Second Closing the Investor shall deliver to the Company the amount specified in Section 1.2 in lawful money of the United States of America in immediately available funds to the Company's account at a bank which has been designated by the Company. At the Second Closing (i) the Company shall issue and deliver to the Investor the Notes in the principal amount specified in Section 1.2; (ii) the Parent shall issue and deliver to the Investor the Note Warrants to purchase the number of shares of Parent Common Stock specified in Section 1.2, registered in the name of the Investor; (iii) the Company shall execute and deliver to the Investor the Security Agreement; (iv) the Parent and its subsidiaries who are parties thereto shall execute and deliver to the Investor the Guaranty and the Parent Security Agreement; (v) the Parent shall execute and deliver to the Investor the Registration Rights Agreement; and

(vi) the Company and the Parent shall provide to the Investor a legal opinion of its counsel in form and substance reasonably satisfactory to the Investor and the Investor's counsel. Also at the Second Closing the Company shall repay the Loan to the Investor as provided herein and in the Loan Note.

         SECTION 1.4.      PARTICIPATION OPTION.

                  In the event that the Notes are being repaid or prepaid in connection with a Qualified Offering, the Parent shall extend to the Investor an option to purchase securities in the Qualified Offering, upon substantially the same terms and conditions as other investors purchasing in the Qualified Offering (but subject to such reasonable differences not affecting the economic factors of such investment as the managing placement agent or underwriter conducting the Qualified Offering may reasonably request), up to an aggregate purchase price equal to the principal amount of the Notes being repaid or prepaid in connection with the Qualified Offering.

         SECTION 1.5. STOCKHOLDER APPROVAL AND SECOND CLOSING ELECTION; STOCK SUBSTITUTION.

                  (a) Unless the Company and the Parent have elected (by written notice to the Investor) not to proceed with the Second Closing, the Parent will use all reasonable efforts to obtain, at its next annual meeting of stockholders, or at an adjourned or reconvened meeting (the date on which the stockholder vote occurs being referred to herein as the "Stockholder Vote Date"), to be held within 120 days after the date hereof, any required Stockholder Approval for the Second Closing and the transactions to occur at the Second Closing. The Parent also will use all reasonable efforts to obtain, on the Stockholder Vote Date (whether or not the Second Closing Election is made), any required Stockholder Approval for the Investor and its Affiliates, and Mr. Ronald Jensen, all members of his immediate family and all Affiliates of either, to be able to convert all preferred stock and exercise all warrants held (or that will be held following the Second Closing) by them into Parent Common Stock or transfer Parent Common Stock owned by them to the Investor. If a required Stockholder Approval for the Second Closing and the transactions to occur at the Second Closing is sought but not obtained on the Stockholder Vote Date, and the Parent is therefore not able to issue the Note Warrants at the Second Closing, the parties shall negotiate in good faith revisions to the transactions contemplated to occur at the Second Closing that would avoid the need for such Stockholder Approval and that would provide an economically equivalent result for each party. If the parties cannot agree upon such revisions (or if the Company and the Parent do not deliver the Second Closing Election) within 30 days after the Stockholder Vote Date, or if the Company and the Parent have elected (by written notice to the Investor) not to proceed with the Second Closing, none of the parties hereto shall be obligated to proceed with the Second Closing, and all obligations of the parties relating to the Second Closing shall expire.

                  (b) All rights of the Company under this Agreement to make payments in Parent Common Stock shall be subject to receipt by the Parent of any required Stockholder Approval. Notwithstanding the prior sentence, to the extent it would avoid the need for Stockholder Approval, the Company shall be entitled to substitute, in lieu of Parent Common Stock, a preferred stock of Parent that
(i) shall be equivalent to Parent Common Stock in all economic respects, including with respect to liquidation, dividends and other economic terms, (ii) shall be non-voting in the event that the holder (together with all of its Affiliates) is the beneficial owner (as such term is defined under the federal securities laws and the rules and regulations thereunder) of 19.9% or more of the Parent Common Stock but otherwise shall vote with the Parent Common Stock as a single class and be entitled to the same number of votes per share as the number of shares of Parent Common Stock issuable upon conversion of such preferred stock, and (iii) shall be convertible into Parent Common Stock, provided that the conversion right may not be exercised without Stockholder Approval in the event that the holder (together with all of its Affiliates) is, or following such conversion would be, the beneficial owner of 19.9% or more of the Parent Common Stock. For purposes of the provisions relating to use of Parent Common Stock (or, pursuant to this Section, such preferred stock) to prepay the Notes, such preferred stock shall be deemed to have the same value as the value of the Parent Common Stock into which the preferred stock is convertible (whether or not the conversion right may then be exercised).

         SECTION 1.6.      ACCOUNTS RECEIVABLE FINANCING.

                  If so requested by the Company from time to time in written notices to the Investor, the Investor shall advance to the Company such amounts as the Company may request, not to exceed, in the aggregate, the lesser of (i) 50% of the amount of the accounts receivable of the Company, the Parent and those subsidiaries that are parties to the Parent Security Agreement (taken collectively) which have been outstanding for not more than 90 days ("Eligible Receivables") and (ii) the aggregate amount of the principal payments received (and not reborrowed by the Company under this Section 1.6) by the Investor under the Notes. Such advances shall be evidenced by a Note substantially in the form attached hereto as Exhibit J (the "A/R Note"), which shall be considered one of the Notes for all purposes hereunder, and shall be governed by all provisions of this Agreement relating to the Notes (including without limitation be secured by and having the benefit of the Security Agreement and having the benefit of the Guaranty and the Parent Security Agreement).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE PARENT

                  The Company and the Parent jointly and severally represent and warrant to the Investor as follows:

         SECTION 2.1.      ORGANIZATION AND QUALIFICATION.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

                  (b) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party. The Parent is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

         SECTION 2.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) The Company has heretofore delivered to the Investor a complete and correct copy of the certificate of incorporation and the bylaws of the Company, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

                  (b) The Parent has heretofore delivered to the Investor a complete and correct copy of the certificate of incorporation and the bylaws of the Parent, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. The Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 2.3.      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 2,000 shares of common stock of which 100 shares are validly issued and outstanding, fully paid and non-assessable, all of which are held (directly or indirectly) by Parent free and clear of all Encumbrances, and 1,000 shares of preferred stock, none of which are issued or outstanding. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company, expect for options or rights held by the Parent. All shares of common stock of the Company are duly and validly issued, fully paid and nonassessable.

                  (b) The  authorized  capital stock of the Parent  consists of:
(i) one hundred million (100,000,000) shares of Parent Common Stock of which nineteen million three hundred thousand four hundred sixty-six (19,362,966) shares are issued and outstanding on the date of execution of this Agreement; and (ii) five million (5,000,000) shares of preferred stock, par value $.001 per share, of which: (a) one million (1,000,000) shares of Series A Convertible Preferred Stock are authorized, of which no shares are issued and outstanding;
(b) five hundred thousand (500,000) shares of Series B Convertible Preferred Stock, all of which are issued and outstanding; (c) two hundred seventy-five
(275) shares of 8% Series C Cumulative Convertible Preferred Stock, of which no shares are outstanding; (d) one hundred twenty-five (125) shares of 8% Series D Cumulative Convertible Preferred Stock, of which thirty (30) shares are issued and outstanding; (e) one hundred twenty-five (125) shares of 8% Series E Cumulative Convertible Redeemable Preferred Stock, of which fifty (50) shares are issued and outstanding; and (f) 2,020,000 shares of Series F Convertible Preferred Stock, of which 1,010,000 shares are issued and outstanding. Except as set forth in Schedule 2.3 and this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Parent or obligating the Parent to issue or sell any shares of capital stock of, or other equity interests in the Parent, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Parent. Except as set forth in Schedule 2.3 and this Agreement, there are no outstanding obligations of the Parent to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other

Person. The Parent shall at all times reserve and keep available out of its authorized but unissued Parent Common Stock, solely for the purpose of issuance upon the exercise of the Warrants issued hereunder, such number of shares of Parent Common Stock as shall then be issuable upon the exercise of the Warrants issued hereunder. All shares of Parent Common Stock which shall be so issued shall be duly and validly issued, fully paid and nonassessable and free from all preemptive rights with respect to the issue thereof.

         SECTION 2.4.      AUTHORITY.

                  (a) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been, and as of the First Closing and the Second Closing the execution and delivery by the Company of the Transaction Documents to which it will become a party at such closing and the consummation by the Company of the transactions contemplated thereby will have been, duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and as of the First Closing and the Second Closing the execution and delivery by the Company of the Transaction Documents to which it will become a party at such closing and the consummation by the Company of the transactions contemplated thereby will have been, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor, each constitutes or will constitute, respectively, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

                  (b) The execution and delivery of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby have been, and as of the First Closing and the Second Closing the execution and delivery by the Parent of the Transaction Documents to which it will become a party at such closing and the consummation by the Parent of the transactions contemplated thereby will have been, duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and as of the First Closing and the Second Closing the execution and delivery by the Parent of the Transaction Documents to which it will become a party at such closing and the consummation by the Parent of the transactions contemplated thereby will have been, duly executed and delivered by the Parent and, assuming the due authorization, execution and delivery by the Investor, each constitutes or will constitute, respectively, a legal, valid and binding obligation of the Parent, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 2.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 2.5, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any Law (as defined below) (including without limitation any judgment or injunction) applicable to the Company or its assets and properties,
(iii) result in any breach of or constitute a default under any agreement or contract to which the Company is a party or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity (as defined below), except for the filing and recordation of one or more of the Transfer Documents or documents relating to the perfection of security interests granted under the Security Agreement.

                  (b) Except as set forth in Schedule 2.5, the execution and delivery of this Agreement by the Parent do not, and the performance by the Parent of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Parent, (ii) conflict with or violate any Law (including without limitation any judgment or injunction) applicable to the Parent or its assets and properties, (iii) result in any breach of or constitute a default under any Material Contracts (as defined below) or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity or party to any Material Contract, except for the filing and recordation of one or more of the Transfer Documents or documents relating to the perfection of security interests granted under the Security Agreement.

         SECTION 2.6.      FINANCIAL STATEMENTS.

                  (a) The unaudited balance sheet of the Company as of December 31, 1998 (the "Unaudited Company Balance Sheet"), presents fairly, in all material respects, the assets and liabilities of the Company as of such date and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the financial statements of the Parent referred to in Section 2.6(b) (except that the Unaudited Company Balance Sheet does not contain all required footnotes). Except as reflected in the Unaudited Company Balance Sheet as of December 31, 1998 (the "Company Balance Sheet Date"), the Company has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Company

Balance Sheet Date that would not have a Material Adverse Effect (as defined below).

                  (b) The consolidated audited balance sheet of the Parent as of the end of the Parent's fiscal year ending March 31, 1998, and the consolidated audited statements of income and cash flows for such fiscal year (collectively, the "Parent Audited Financial Statements"), and the consolidated unaudited balance sheet of the Parent as of December 31, 1998 and the consolidated unaudited statements of income and cash flows for the nine month period ended December 31, 1998 (the "Parent Unaudited Financial Statements"), present fairly, in all material respects, the financial condition of the Parent as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except that such unaudited statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the unaudited balance sheet of the Parent as of December 31, 1998 (the "Parent Balance Sheet Date"), the Parent has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Parent Balance Sheet Date that would not have a Material Adverse Effect.

         SECTION 2.7.      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as set forth in Schedule 2.7, since the Company Balance Sheet Date, the Company has not incurred any material liability, except in the ordinary course of its business consistent with its past practices, and the Company has conducted its business in the ordinary course consistent with its past practices. Except as set forth in Schedule 2.7, since the Company Balance Sheet Date, there has not been any change in the business, condition (financial or otherwise) or results of operations of the Company, including any transaction, commitment, dispute, damage, destruction or loss, whether or not covered by insurance, or other event of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had, or is reasonably likely to have, a Material Adverse Effect.

                  (b) Except as set forth in Schedule 2.7, since the Parent Balance Sheet Date, the Parent has not incurred any material liability, except in the ordinary course of its business consistent with its past practices, and the Parent has conducted its business in the ordinary course consistent with its past practices. Except as set forth in Schedule 2.7, since the Parent Balance Sheet Date, there has not been any change in the business, condition (financial or otherwise) or results of operations of the Parent, including any transaction, commitment, dispute, damage, destruction or loss, whether or not covered by insurance, or other event of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had, or is reasonably likely to have, a Material Adverse Effect.

         SECTION 2.8.      AGREEMENTS.

                  Except as set forth in Schedule 2.8, all existing agreements that are or will be required to be filed as an exhibit to reports filed by the Parent with the Securities and Exchange Commission (the "SEC") (collectively, the "Material Contracts") are valid and in full force and effect on the date hereof, and the Parent has not (and has no knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, except for defaults which would not reasonably be expected to have a Material Adverse Effect.

         SECTION 2.9.      LITIGATION.

                  Except as set forth in Schedule 2.9, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of the Company or the Parent, threatened against or involving the Company or the Parent or the business and operations of the Company or the Parent, at law or in equity, or before or by any court, arbitrator or Government Entity. Neither, the Company or the Parent is operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 2.10.     TAXES AND ASSESSMENTS.

                  Except as set forth in Schedule 2.10, each of the Company and the Parent has (i) duly and timely paid all Taxes (as defined below) which have become due and payable by it; (ii) neither the Company nor the Parent has received any notice of, nor does it have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity; and (iii) to the knowledge of the Company and the Parent, there are no audits pending and there are no outstanding agreements or waivers by the Company or the Parent that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.

         SECTION 2.11.     BROKERS.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Parent, except as set forth on Schedule 2.11, and the fees and commissions of any brokers, finders or investment bankers described in Schedule 2.11 shall be borne by the Company or the Parent.

         SECTION 2.12.     SEC FILINGS.

                  The Parent has filed all forms, reports, statements and other documents required to be filed with the SEC since January 1, 1998 (all such forms, reports and other documents are collectively referred to herein as the "Parent SEC Reports"), except for an amendment on Form 8-K/A with respect to the IDX International acquisition. As of their respective filing dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended (the "Securities Act"), and the SEC's rules and regulations thereunder, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. A draft of the Parent's Form 10-K with respect to the fiscal year ended December 31, 1998 has been provided to the Investor. Such draft does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 2.13.     DISCLOSURE.

                  No representations or warranties by the Company or the Parent in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company or the Parent to the Investor pursuant to the provisions of this Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 2.14.     NASDAQ LISTING.

                  The Parent has received no notice, either oral or written, with respect to the continued eligibility of the Parent Common Stock for listing on the Nasdaq National Market, and except as set forth on Schedule 2.14 the Parent has maintained all requirements for the continuation of such listing.

         SECTION 2.15.     GOOD TITLE, ABSENCE OF LIENS.

                  Following the transfers contemplated by the transfer documents, the Company will have good and marketable title to all assets and property owned by it, in each case free and clear of all Encumbrances (as defined below) (other than Encumbrances not prohibited by Section 4.9).

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company and the Parent as follows:

         SECTION 3.1.      AUTHORITY AND CAPACITY.

                  The Investor has full legal right, capacity, power and authority to execute and deliver this Agreement and all other documents, instruments, certificates and agreements executed or to be executed by the Investor pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         SECTION 3.2.      ABSENCE OF VIOLATION.

                  The execution, delivery and performance by the Investor of this Agreement and all other documents, instruments, certificates and agreements contemplated hereby to which the Investor is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to the Investor; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which the Investor is a party.

         SECTION 3.3.      RESTRICTIONS AND CONSENTS.

                  There are no agreements, Laws or other restrictions of any kind to which the Investor is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement by the Investor.

         SECTION 3.4.      BINDING OBLIGATION.

                  This Agreement constitutes, and each document, instrument, certificate and agreement to be executed by the Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, assuming the due authorization, execution and delivery by the Company and the Parent, shall constitute, a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.5.      NO REGISTRATION UNDER THE SECURITIES ACT.

                  The Investor understands that the Notes and the Warrants to be issued to the Investor under this Agreement (and the Loan, to the extent it is deemed to be a security) have not been and will not be registered under the Securities Act in reliance upon exemptions contained in the Securities Act or interpretations thereof, and neither such Notes or the Warrants, nor the Parent Common Stock issuable in repayment or upon exercise thereof (nor the Loan, to the extent it is deemed to be a security), can be offered for sale, sold or otherwise transferred unless such shares or Warrants are so registered or qualify for exemption from registration under the Securities Act.

         SECTION 3.6.      ACQUISITION FOR INVESTMENT.

                  The Notes and Warrants to be issued to the Investor under this Agreement, and the Parent Common Stock issuable in repayment or upon exercise thereof (and the Loan, to the extent it is deemed to be a security), are being acquired by the Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such securities will not be offered for sale, sold or otherwise transferred by the Investor without either registration or exemption from registration under the Securities Act.

         SECTION 3.7.      EVALUATION OF MERITS AND RISKS OF INVESTMENT.

                  The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Notes and the Warrants to be acquired hereunder and the Parent Common Stock in repayment or upon exercise thereof (and the Loan, to the extent it is deemed to be a security). The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such securities for an indefinite period of time (until the Note Maturity Date or earlier due dates under the amortization schedule, in the case of the Notes), inasmuch as the securities have not been registered under the Securities Act). The Investor is an "accredited investor", as that term is defined in Regulation D promulgated under the Securities Act. The Investor confirms that the Company and the Parent have made available to the Investor and its representatives and agents the opportunity to ask questions of the officers and management employees of the Company and the Parent about the business and financial condition of the Company and the Parent as the Investor or its representatives have requested.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1.      CONSENTS AND APPROVALS; FILINGS AND NOTICES.

                  The Company and the Parent shall use reasonable  efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by the Company or the Parent in connection with the transactions contemplated hereunder, including, without limitation, all filings with, notices to and consents and approvals from Government Entities and other Persons.

         SECTION 4.2.      FURTHER ACTION; REASONABLE BEST EFFORTS.

                  Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government Entities and parties to contracts with the Company or the Parent as are necessary for the transactions contemplated herein.

         SECTION 4.3.      PAYMENTS.

                  The Company shall duly and punctually pay the principal, interest and any other amounts payable in respect of the Loan Note and the Notes in accordance with their terms and the terms hereof.

         SECTION 4.4.      PERFORMANCE.

                  The Company and the Parent shall duly and punctually perform the Transaction Documents to which each is a party in accordance with their terms and the terms hereof.

         SECTION 4.5.      MAINTENANCE OF THE COMPANY AND PARENT.

                  The Company and the Parent shall do or cause to be done, all things necessary to preserve and keep in full force and effect the Company's and the Parent's corporate existences. The Company and the Parent shall obtain, make and keep in full force and effect all authorizations from and registrations with Government Entities that may be required for the validity or enforceability against it of this Agreement and the Transaction Documents and for the operation of its business and the ownership of its properties, except where the failure to do so would not have a Material Adverse Effect. Each of the Company and the Parent shall timely file all tax returns or extensions and all information or similar reports required by law to be filed by it, and will pay all applicable taxes and other governmental charges required to be paid. Each of the Company and the Parent shall comply with all applicable Laws in respect of the operation of all properties (including, without limitation, leased or owned facilities) by the Company and the Parent and the conduct of its business other than where non-compliance would not have a Material Adverse Effect. The Company and the Parent shall carry and maintain in full force and effect, at all times with financially sound and reputable institutions, insurance in such forms and amounts and against such risks as may be reasonable and prudent in the circumstances for a company holding the assets it holds or will hold as of the Second Closing Date and as may be required by applicable Laws.

         SECTION 4.6. NO CONSOLIDATION, MERGER OR SALE OF ASSETS OR STOCK OF THE COMPANY.

                  (a) The  Company  shall  not  consolidate  with or merge  into
another  Person  or  convey,   transfer  or  lease  its  properties  and  assets
substantially as an entirety to any Person, unless:

                           (i)    the  Person  formed by such  consolidation  or
into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust wholly-owned (directly or indirectly) by the Parent, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal, interest and any other amounts payable in respect of the Loan Note and the Notes and the performance of every other covenant of the Company under the this Agreement and the Transaction Documents;

                           (ii)   immediately   after  giving   effect  to  such
transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and


                           (iii)  immediately   after  giving   effect  to  such
transaction, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires its assets would have a net worth no less than the net worth of the Company prior to giving effect to such transaction, without giving effect to such transaction (other than transaction costs paid or committed to be paid by the Parent).

                  (b) The Company shall not dispose of all or any part of its interest in any material asset, unless such sale or disposition is on an arm's length basis and in the ordinary course of business.

                  (c) The Parent shall not dispose of all or any part of its 100% ownership (direct or indirect) of the capital stock of the Company.


         SECTION 4.7.     LIMITATION ON INDEBTEDNESS.

                  Without the prior written consent of the Investor, the Company shall not incur or have outstanding any Indebtedness (as defined below) other than (i) the Loan, the Loan Notes and the Notes, (ii) Indebtedness (in the form of a building mortgage and capitalized leases) outstanding on the date hereof and disclosed on Exhibit G-1 or refinancing of such Indebtedness, or (iii) Indebtedness incurred for the financing (from the asset vendor or other equipment or asset financier, not to exceed 100% of the acquisition cost of the assets being acquired) of assets acquired after the date hereof and used in the businesses of the Company, the Parent or the Parent's other subsidiaries. Without the prior written consent of the Investor, the Parent shall not incur any additional Indebtedness other than (a) Indebtedness to refinance, or extensions of, Indebtedness outstanding as of the date hereof or other Indebtedness not prohibited by the terms of this Agreement (to the extent such refinancing or extension would be deemed to constitute additional Indebtedness), provided that such refinancing or extension does not increase the amount of such Indebtedness, (b) Indebtedness incurred to repay or prepay the Loan, the Loan Notes and the Notes, (c) the accounts receivable facility referred to in Section 1.6, or (d) Indebtedness incurred for the financing (from the asset vendor or other equipment or asset financier, not to exceed 100% of the acquisition cost of the assets being acquired) of assets acquired after the date hereof and used in the businesses of the Company, the Parent or the Parent's other subsidiaries.

         SECTION 4.8.     LIMITATION ON DIVIDENDS AND OTHER RESTRICTED PAYMENTS.

                  Without the prior written consent of the Investor, neither the Company nor the Parent shall make any Restricted Payment (as defined below).

         SECTION 4.9.     GOOD TITLE, LIMITATION ON LIENS.

                  The Company shall maintain good and marketable title to all assets and property owned by it, in each case (except with the prior written consent of the Investor), free and clear of all Encumbrances (other than Encumbrances for the benefit of the Investor), except for Permitted Liens (as defined below), Encumbrances granted in connection with the purchase (from the asset vendor or other equipment or asset financier, not to exceed 100% of the acquisition cost of the assets being acquired) of assets acquired after the date hereof and used in the businesses of the Company, the Parent or the Parent's other subsidiaries, and such individual Encumbrances as do not secure Indebtedness in excess of $100,000 and where the fair market value of the assets so encumbered does not exceed $250,000.

                  The Parent shall maintain good and marketable title to all assets and property to be transferred to the Company pursuant to the Transfer Documents and as provided in this Agreement until such assets are transferred to the Company, in each case (except with the prior written consent of the Investor), free and clear of all Encumbrances (other than Encumbrances for the benefit of the Investor or created under the Transaction Documents), except for
(i) Encumbrances outstanding as of the date hereof (or replacement Encumbrances to the extent such replacement Encumbrances would not be deemed to constitute additional Encumbrances), (ii) Permitted Liens (as defined below), (iii) Encumbrances created in connection with the purchase (from the asset vendor or other equipment or asset financier, not to exceed 100% of the acquisition cost of the assets being acquired) of assets acquired after the date hereof and used in the businesses of the Company, the Parent or the Parent's other subsidiaries, and (iv) such individual Encumbrances as do not secure Indebtedness in excess of $100,000 and where the fair market value of the assets so encumbered does not exceed $250,000. In addition, all accounts receivable of the Parent and its subsidiaries who are parties to the Parent Security Agreement shall be free and clear of all Encumbrances (other than Encumbrances for the benefit of the Investor or created under the Transaction Documents), except for items described in clauses (ii), (iii) or (iv) of the definition of Permitted Liens.

                  Without the prior written consent of the Investor, from and after the First Closing, the Parent shall not create any Encumbrances, or permit any Encumbrances to exist) on the Parent's accounts receivable, other than Encumbrances for the benefit of the Investor or created under the Transaction Documents, or other than Encumbrances permitted by the immediately preceding paragraph.

         SECTION 4.10.     NOTICE TO INVESTOR.

                  Upon the Company obtaining knowledge of (a) an Event of Default or (b) the existence of any pending or threatened actions, suits, investigations, litigations, or other judicial or administrative proceedings which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, the Company shall deliver promptly (and in any event within five Business Days after the obtaining of such knowledge) to the Investor a certificate of an executive officer of the Company specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         SECTION 4.11.     COMPLIANCE WITH TRANSACTION DOCUMENTS.

                  The Company and the Parent shall comply with all of the provisions of, and perform each of its obligations under, each of the Transaction Documents to which it is a party.

         SECTION 4.12.     MAINTENANCE OF PROPERTIES.

                  The Company shall, in all material respects, maintain, preserve and keep its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time shall make all necessary repairs, replacements, renewals and additions so that at all times the economic efficiency thereof shall be maintained. The Company shall maintain, preserve and keep its rights under or in all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights which are owned by the Company and or which are reasonably necessary for the conduct of its business, and the Company shall protect and defend such rights against any infringing uses that would have a Material Adverse Effect.

         SECTION 4.13.     TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

                  Except for the transactions specifically contemplated by the Transaction Documents, and transactions solely between or among the Company, the Parent and the Parent's subsidiaries, the Company shall not enter into or be a party to any transaction or arrangement with any Affiliate of the Company, Related Person of the Company or Related Person of any Affiliate of the Company involving the transfer of assets by the Company to such Affiliate or Related Person, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business or upon fair and reasonable terms no less favorable to the Company than could be obtained in a comparable arm's-length transaction between unrelated parties.

         SECTION 4.14.     USE OF PROCEEDS.

                  (a) The proceeds from the Loan and the Loan Note shall be used to purchase assets under the Transfer Documents or pay dividends or make other payments to the Parent, with the end result that all of the net proceeds of the Loan and the Loan Note shall be made available to the Parent. Such funds shall be used by the Parent and its subsidiaries to fund capital expenditures relating to the Parent's network of IP trunks and intelligent platforms for calling card and unified messaging services, and for working capital and general corporation purposes.

                  (b) The proceeds from the sale of the Notes by the Company shall be used to purchase assets under the Transfer Documents or pay dividends or make other payments to the Parent, with the end result that all of the net proceeds of the Notes shall be made available to the Parent. Such funds shall be used by the

Parent and its subsidiaries to fund capital expenditures relating to the Parent's network of IP trunks and intelligent platforms for calling card and unified messaging services, to repay debt (including the Loan and the Parent's outstanding Indebtedness to IDT Corporation, which shall be repaid by the Parent with such proceeds at the Second Closing) and for working capital and general corporation purposes.

                  (c) None of the proceeds of the sale of the Notes shall be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System. Neither the Company nor any agent acting on its behalf shall take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

         SECTION 4.15.     CONTINUANCE OF BUSINESS.

                  The Company shall limit itself to, and continue to conduct, the business in which the Company is currently engaged during the period in which the Loan, the Loan Note or the Notes are outstanding.

         SECTION 4.16.     FURTHER ASSURANCES.

                  The Company and the Parent shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Investor may reasonably request in order more fully to give effect to the provisions of this Agreement.

         SECTION 4.17.     NASDAQ LISTING.

                  The Parent shall use all reasonable efforts, at the Parent's expense, to cause the shares of Parent Common Stock issuable in repayment of the Notes or upon exercise of the Warrants, respectively, to be approved for listing on the Nasdaq National Market, as promptly as practicable after such stock has been registered for resale pursuant to the Registration Rights Agreement (as defined below).

         SECTION 4.18.     BLUE SKY.

                  The Parent shall use reasonable efforts, at the Parent's expense, to obtain any necessary blue sky permits and approvals required to permit the distribution of the shares of the Parent Common Stock issuable in repayment of the Notes or upon exercise of the Warrants, respectively, to be issued in accordance with the provisions of this Agreement.

         SECTION 4.19.     REGISTRATION RIGHTS AGREEMENT.

                  At each of the First Closing and the Second Closing, the Parent and the Investor will enter into a Registration Rights Agreement in the form attached as Exhibit K (the "Registration Rights Agreement").

         SECTION 4.20.              ACCESS TO INFORMATION.

                  The Investor will be entitled to copies of all material provided by the Parent to holders of Parent Common Stock, and upon request by such holder copies of all filings made with the SEC pursuant to rules and regulations thereof. In addition, the Investor will be given the opportunity from time to time to meet with members of management and receive copies of such information (other than material non-public information) regarding the Company and the Parent and their businesses as the Investor may reasonably request. The Parent will not provide the Investor with any material non-public information other than pursuant to a confidentiality agreement reasonably acceptable to the Parent.

                                    ARTICLE V

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         SECTION 5.1.      SURVIVAL OF REPRESENTATIONS.

                  All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein or pursuant hereto, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive the Closing Date and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of two (2) years after the Closing Date; and (b) the covenants and agreements in this Article V and the covenants and agreements which by their terms survive the Closing Date shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         SECTION 5.2.      AGREEMENT OF THE COMPANY AND THE PARENT TO INDEMNIFY.

                  Subject to the  conditions  and  provisions of this Article V, the Company and the Parent hereby agree to indemnify, defend and hold harmless the Investor from and against and in respect of all Losses (as defined below) resulting from, imposed upon or incurred by the Investor, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by the Company and the Parent in this Agreement or in any document, certificate or agreement furnished by or on behalf of the Company and the Parent pursuant to this Agreement. It shall be a condition to the rights of the Investor to indemnification pursuant to this Section that the Investor shall assert a claim for such indemnification within the applicable survival period set forth in Section 5.1 hereof.

         SECTION 5.3.      CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of the Company and the Parent hereunder with respect to their indemnities pursuant to this Article V, resulting from any Third Party Claim (as defined below) shall be subject to the following terms and conditions:

                  (a) To seek indemnification, the Investor must give the Company and the Parent notice of any Third Party Claim which is asserted against, imposed upon or incurred by the Investor and which may give rise to liability of the Company and the Parent pursuant to this Article V, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Investor hereunder except to the extent that the Company and the Parent shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 5.3(c) below, the Company and the Parent shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Third Party Claim at the Company and the Parent's risk and expense.

                  (c) In the event that (i) the Company and the Parent shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Investor of any such Third Party Claim, the Company and the Parent shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Investor other than as a result of money damages or other money payments, then the Investor (upon further written notice to the Company and the Parent) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Company and the Parent. In the event that the Investor undertakes the defense of a Third Party Claim under this Section 5.3(c), the Company and the Parent shall pay to the Investor, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Investor in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d)   Anything   in   this   Section   5.3  to  the   contrary
notwithstanding, (i) the Company and the Parent shall not, without the Investor's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Investor of a release from all liability in respect of such Third Party Claim in form and substance satisfactory to the Investor; (ii) in the event that the Company and the Parent undertakes the defense of such Third Party Claim, the Investor, by counsel or other representative of their own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) in the event that the Company and the Parent undertake the defense of such Third Party Claim, the Company and the Parent shall have an obligation to keep the Investor informed of the status of the defense of such Third Party Claim and furnish the Investor with all documents, instruments and information that the Investor shall reasonably request in connection therewith.

         SECTION 5.4.      REMEDIES CUMULATIVE.

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

         SECTION 5.5.      REIMBURSEMENT BY THE COMPANY

                  If (i) the Investor, other than by reason of its gross negligence, willful misconduct, misrepresentation or violation of law, rule or regulation (an "Investor Factor"), becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Investor, other than by reason of any Investor Factor, or by reason of its trading of the Parent Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Investor is a named party, the Company will reimburse the Investor for reasonable internal and overhead costs for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have (other than matters specifically addressed in the Registration Rights Agreement, which shall be governed solely by that agreement), shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and Personal representatives of the Company, the Investor, any such Affiliate and any such Person. The Company also agrees that neither the Investor nor any such Affiliate, partner, director, agent, employee or controlling Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from any Investor Factor, and except as provided in or contemplated by this Agreement.

                                   ARTICLE VI

                    EVENTS OF DEFAULT AND REMEDIES THEREFOR

         SECTION 6.1.      EVENTS OF DEFAULT.

                  Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) default shall occur in the payment of principal or interest on the Loan, the Loan Note or the Notes, or under the Guaranty or Loan Capital Contribution Agreement, on any date on which any of such amounts are due and payable and such default shall continue for a period of five Business Days after written notice to the Company by the Investor; or

                  (b) default shall occur in the observance or performance of any covenant set forth in Sections 4.5, 4.6, 4.7, 4.8 or 4.9 (other than an immaterial default); or

                  (c) default shall occur in the observance or performance of any other obligation, covenant, undertaking, condition or provision in respect of the Loan, the Loan Note or the Notes or contained in this Agreement or the Transaction Documents (other than an immaterial default) which is not remedied within 30 days after the earlier of: (i) receipt by the Company of written notice from the Investor requiring the same to be remedied and (ii) the date on which the Company shall have obtained knowledge of the occurrence of any such default; or

                  (d) the Company or the Parent defaults, in an amount equal to or greater than $250,000, (beyond any applicable grace period) on any payment of principal or of interest on any Indebtedness; or

                  (e) there shall be entered in any court of competent jurisdiction, any final judgment ordering the Company or the Parent to pay money in excess of $250,000 or the equivalent thereof in another currency, and such judgment shall remain undismissed, undischarged, or unstayed pending appeal and in effect for a period of 30 days from the entry thereof; or

                  (f) any representation or warranty made by the Company or the Parent herein in connection with the consummation of the Loan or the issuance and delivery of the Loan Note or the Notes shall prove to have been false or incorrect in any material respect as of the date of the making thereof; or

                  (g) the Company or the Parent shall become insolvent or unable to pay its debts as they come due, or shall stop, suspend or threaten to stop or suspend payment of all or a material part of its debts or shall propose or make a general assignment or an arrangement or composition with or for the benefit of its creditors, or a moratorium shall be agreed or declared in respect of or affecting all or a material part of the Indebtedness of the Company or the Parent; or

                  (h) there shall be entered an order by any competent court, or a resolution passed, for the winding up or dissolution of the Company or the Parent, save for the purposes of reconstruction, amalgamation or reorganization on terms approved by the Investor; or

                  (i) the  Company or the Parent  shall  initiate  or consent to judicial proceedings relating to itself under any applicable liquidation, bankruptcy, insolvency, composition, reorganization or other similar Laws (including a proceeding to appoint a receiver, trustee, custodian or other similar official for it or for all or any material part of its assets), or there shall be commenced against the Company or the Parent any such proceeding that results in the entry of an order for relief or remains undismissed, unbonded or unstayed pending appeal and in effect for a period of 30 days from the date of entry thereof; or the Company or the Parent shall make a conveyance or assignment for the benefit of, or shall enter into any composition or other arrangement with, its creditors generally, save for the purposes of
reconstruction,   amalgamation  or  reorganization  on  terms  approved  by  the
Investor.

         SECTION 6.2.      ACCELERATION OF MATURITIES.

                  Upon the occurrence and during the continuation of any Event of Default, the Investor may declare the Loan and the Loan Note, or the Notes, as the case may be, to be immediately due and payable on the terms then due upon optional prepayment by the Company pursuant to Section 1.1 or 1.2, as applicable.

         SECTION 6.3.      ADDITIONAL REMEDIES; REMEDIES CUMULATIVE.

                  In addition to the remedies available under Section 6.2, upon the occurrence and during the continuation of any Event of Default, the Investor may exercise any other remedy it has under any Transaction Document, including without limitation the Security Agreement, the Guaranty and the Parent Security Agreement, and shall have the right to enforce the Loan Capital Contribution Agreement (in the case of an Event of Default while the Loan is outstanding). The Investor also shall have any other remedy available by law. No remedy herein conferred upon the Investor is intended to be exclusive of any other remedy, and to the extent permitted by law each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 6.4.      REMEDIES NOT WAIVED.

                  Except for such waivers as may have been agreed to in writing by the Investor, no course of dealing between the Company and the Investor and no delay or failure in exercising any rights hereunder or under the Loan Note or the Notes in respect thereof shall operate as a waiver of any of the rights of the Investor.

         SECTION 6.5.      RESCISSION OF ACCELERATION.

                  The provisions of Section 6.2 are subject to the condition that if the principal of and accrued but unpaid interest on the Loan and the Loan Note, or the Notes, as the case may be, have been declared or have become immediately due and payable by reason of the occurrence of any Event of Default described in Section 6.1, the Investor may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; provided, that at the time such declaration is annulled and rescinded, (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Loan and the Loan Note, or the Notes, as the case may be, or this Agreement, (b) all arrears of interest upon all the applicable Notes and all other sums payable under the Loan and the Loan Note, or the Notes, as the case may be, and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under
Section 6.2) shall have been duly paid; and (c) each and every other Event of Default shall have been cured or waived.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1.      NOTICES.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to the Company:

                           eGlobe Financing Corporation
                           2000 Pennsylvania Avenue, NW
                           Suite 4800
                           Washington, DC  20006
                           Telecopier No.:  202-822-8984
                           Attention:  Chairman

                  (b)      If to the Parent:

                           Executive TeleCard, Ltd.
                           2000 Pennsylvania Avenue, NW
                           Suite 4800
                           Washington, DC  20006
                           Telecopier No.:  202-822-8984
                           Attention:  Chairman

                  (c)      If to the Investor:

                           EXTL Investors, LLC
                           850 Cannon, Suite 200
                           Hurst, TX 76054
                           Telecopier No.:  817-428-3899
                           Attention: Ronald Jensen

         SECTION 7.2.      CERTAIN DEFINITIONS.

              For purposes of this Agreement, the term:

              "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

              "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.

              "Closing Price" of each share of Parent Common Stock or other security means the composite closing price of the sales of the Parent Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Parent Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Parent Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

              "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

              "Encumbrance"   means  any   mortgage,   charge,   lien,   pledge,
hypothecation, assignment, deposit arrangement (excluding normal banking transactions), security interest or other encumbrance of a similar nature whatsoever.

              "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

              "Indebtedness" means, with respect to any Person and without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized lease obligations; (d) indebtedness (excluding prepaid interest thereon) secured by an Encumbrance on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) all guarantees of such Person in respect of any of the foregoing; and (f) amendments, renewals, extensions, modifications and refundings of any of
(a) through (e).

              "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons or entities.

              "Loan Interest Rate" means 8.0% per annum, simple interest, computed on the basis of actual days elapsed and a year of 365 days; provided, however, that in the event that any amount payable hereunder is determined to be interest in excess of the maximum interest rate permitted by applicable law, "Loan Interest Rate" shall mean such permitted maximum.

              "Loan Maturity Date" means the earliest to occur of (i) the first anniversary of the First Closing Date, (ii) the date of closing of an offering by the Parent of debt or equity securities, in a single transaction or series of related transactions, from which the Parent receives net proceeds of $30 million or more, or (iii) the Second Closing Date or (iv) the occurrence of an Event of Default while the Loan is outstanding.

              "Loan Overdue Rate" means a rate per annum equal to the maximum interest rate permitted by applicable law.

              "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

              "Market Price" means (i) if the Parent Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market, the Closing Price of the Parent Common Stock on the date that is two days prior to the day as of which the Market Price is being determined, or (ii) if the Parent Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Parent Common Stock determined by agreement between the Parent and the Investor or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Parent Common Stock as determined by an independent appraiser selected by the Parent (which appraiser may be the Parent's investment banker, and the fees and expenses of such appraiser shall be borne by the Parent).

              "Material Adverse Effect" means any material adverse effect on the assets, business, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole, or upon the ability of the Company to perform its obligations under this Agreement and the Transaction Documents.

              "Note Interest Rate" means 5.0% per annum, simple interest, computed on the basis of actual days elapsed and a year of 365 days; provided, however, that in the event that any amount payable hereunder is determined to be interest in excess of the maximum interest rate permitted by applicable law, "Note Interest Rate" shall mean such permitted maximum.

              "Note Maturity Date" means the earlier to occur of (i) the third anniversary of the Second Closing Date, or (ii) the date of closing of a Qualified Offering.

              "Note Overdue Rate" means a rate per annum equal to the maximum interest rate permitted by applicable law.

              "Permitted Lien" means (i) Liens created in the ordinary course of business securing Indebtedness incurred in customary amounts for the financing (from the asset vendor or other equipment or asset financier, not to exceed 100% of the acquisition cost of the assets being acquired) of assets (other than accounts receivable) acquired after the date hereof and used in the businesses of the Company, the Parent or the Parent's other subsidiaries; (ii) Liens arising by reason of (A) taxes that are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves are being maintained, (B) security for payment of workmen's compensation or insurance, unemployment insurance and other types of social security, (C) deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases entered into in the ordinary course of business or (D) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (iii) statutory inchoate liens of mechanics, materialmen, laborers, employees or suppliers arising by operation of law incurred in the ordinary course of business for sums which are not overdue for a period of 45 or more days or that are being diligently contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof; and (iv) Liens arising out of judgments or orders that have been adequately bonded or which do not constitute an Event of Default.

              "Person"   means   an   individual,   corporation,    partnership,
association, trust, unincorporated organization, other entity or group.

              "Qualified Offering" means an offering by the Parent of debt or equity securities, in a single transaction or series of related transactions, from which the Parent receives net proceeds of $100 million or more.

              "Related Person" of any Person means a director, nominee for election as a director, or executive officer of such Person.

              "Restricted Payment" means (a) the payment by the Parent of any dividend or distribution on any class of share capital, other than dividends on outstanding preferred stock or additional preferred stock issued after the date hereof which has a required dividend that is within the range of reasonable and customary preferred stock dividends, (b) the repurchase or redemption by the Parent of shares of any class of share capital or any warrants, rights or options to purchase or acquire any shares of any class of share capital, other than from the proceeds of a substantially contemporaneous issuance of equity securities, (c) the prepayment, purchase or redemption of any indebtedness pari passu or subordinated to the Notes or (d) the setting aside of funds for any of the foregoing purposes; provided, however, that the repurchase of shares of Parent Common Stock from departing employees of the Parent shall not be deemed to be a Restricted Payment so long as there is no existing Event of Default and the sum of the amount of such repurchases from the First Closing Date to and including such date of repurchase does not exceed $250,000.

              "Senior Indebtedness" means the principal of and interest on (i) all Indebtedness of the Parent (including Indebtedness of others guaranteed by the Parent) to IDT Corporation outstanding on the date hereof, (ii) Indebtedness (in the form of a building mortgage and capitalized leases) outstanding on the date hereof and disclosed on Exhibit G-1 or refinancing of such Indebtedness, or
(iii) Indebtedness incurred for the financing (from the asset vendor or other equipment or asset financier, not to exceed 100% of the acquisition cost of the assets being acquired) of assets acquired after the date hereof and used in the businesses of the Company, the Parent or the Parent's other subsidiaries, which Indebtedness is secured or by its terms is senior or superior in right of payment or otherwise to other Indebtedness of the Parent.

              "Stockholder Approval" means any approval of stockholders of the Parent which may be required, in the reasonable determination of the Parent upon advice of its counsel, under the rules or regulations of the Nasdaq Stock Market, as in effect at the applicable time.

              "subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

              "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, VAT, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

              "Third Party Claim" means any claim or other assertion of liability by a third party.

              "Transaction Documents" means the Loan Note, Notes, Security Agreement, Transfer Documents, Warrants, Loan Capital Contribution Agreement, Guaranty and Parent Security Agreement.

         SECTION 7.3.      HEADINGS.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.4.      SEVERABILITY.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 7.5.      ENTIRE AGREEMENT.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

         SECTION 7.6.      SPECIFIC PERFORMANCE.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which the Investor may be entitled, the Investor is entitled to a decree of specific performance, provided the Investor is not in material default hereunder.

         SECTION 7.7.      ASSIGNMENT.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 7.8.      THIRD PARTY BENEFICIARIES.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.9.      FEES AND EXPENSES.

                  Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein; provided, however, that the Company and the Parent shall reimburse the Investor for reasonable legal expenses incurred by the Investor in connection with transactions contemplated hereby, up to a maximum of $20,000.

         SECTION 7.10.     AMENDMENT.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 7.11.     SUBORDINATION.

                  The Investor covenants and agrees, and each subsequent holder of the Loan Note, by its acceptance thereof, likewise covenants and agrees, that to the extent the indebtedness represented by the Loan Note, either alone or together with the rights of the holders of the Loan Note under the Transaction Documents, could be deemed to constitute indebtedness of the Parent, the payment of the principal, interest and any other amounts payable in respect of the Loan and the Loan Note are hereby expressly made subordinate, and subject in right of payment, to the prior payment in full of all amounts owing to holders of Senior Indebtedness.

         SECTION 7.12.     LOSS, THEFT, ETC. OF NOTES.

                   Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Loan Note or any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Loan, the Loan Note or any Note, the Company shall make and deliver without expense to the holder thereof, a new note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated note. If the Investor or any institutional holder is the owner of any such lost, stolen or destroyed note, then the affidavit of the Investor or an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and an unsecured agreement of indemnity submitted to the Company by the Investor or any institutional holder shall satisfy the requirement of a bond of indemnity.

         SECTION 7.13.     CONSENT REQUIRED.

                  Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company and the Parent, be amended or compliance therewith may be waived (either generally or in particular instance and either retroactively or prospectively), if the Company and the Parent shall have obtained the consent in writing of the Investor.

         SECTION 7.14.     GOVERNING LAW.

                  All corporate law matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all other matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, in each case regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Texas or the state courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         SECTION 7.15.     COUNTERPARTS.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this LOAN AND NOTE PURCHASE AGREEMENT to be executed and delivered as of the date first written above.

                                             EXECUTIVE TELECARD, LTD.

                                             By:
                                                --------------------------------
                                             Name:   Christopher J. Vizas
                                             Title:  Chairman of the Board of
                                                     Directors and Chief
                                                     Executive Officer


                                             EGLOBE FINANCING CORPORATION

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             EXTL INVESTORS, LLC

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


38